Exhibit 99.1
       INVESTOR PRESENTATIONMARCH 2019

 ABOUT ESSEX EXECUTIVE SUMMARYWEST COAST FUNDAMENTALSINVESTMENT OVERVIEW AND CAPITAL STRUCTUREFINANCIAL PERFORMANCE AND 2018 GUIDANCEAPPENDIXPROVEN TRACK RECORD ESSEX PORTFOLIODEFINITIONS & RECONCILIATIONS   PAGE(S)23 4 – 17 18 – 2526 – 2930 31 – 3435 – 3839 – 48  TABLE OF CONTENTS  *

 (1) Represents percent of pro rata NOI as of 12/31/18.(2) Oakland includes Alameda and Contra Costa Counties.(3) As of 12/31/18.  *  San Francisco MD 9%Oakland(2) 13%Santa Clara 20%  Ventura 5%Los Angeles 18%Orange County 11%San Diego 8%  SOUTHERN CA42% of NOI(1)  NORTHERN CA41% of NOI(1)    Washington & California combined represent the 5th highest GDP in the world   SEATTLE17% of NOI(1)    THE ONLY PUBLIC MULTIFAMILY REIT DEDICATED EXCLUSIVELY TO THE WEST COAST  ESSEX AT A GLANCE

EXECUTIVE SUMMARY

ESSEX PROPERTY TRUST, INC.

KEY HIGHLIGHTS:

- **CALIFORNIA'S HOUSING SHORTAGE REMAINS A KEY ISSUE AND SHOWS NO SIGNS OF ABATING (p.6)**
- **THE AFTER-TAX COST PREMIUM TO OWN A HOME VS. RENT AN APARTMENT HAS RISEN TO 78% IN ESSEX'S MARKETS, INCREASING THE ECONOMIC INCENTIVE TO RENT (p.8)**
- **ACROSS ESSEX MARKETS, TOTAL SUPPLY DELIVERIES (MULTIFAMILY AND FOR-SALE) IN 2019 ARE EXPECTED TO BE SIMILAR TO 2018**
  - APARTMENT DELIVERIES ARE EXPECTED TO BE HEAVILY CONCENTRATED IN DOWNTOWN LOCATIONS IN '19. ESS HAS MINIMAL EXPOSURE TO DOWNTOWN LOCATIONS (p.9)
  - DELIVERIES IN DOWNTOWN LA AND DOWNTOWN OAKLAND COULD LEAD TO SHORT TERM PRICING PRESSURE
- **DEMAND DRIVERS ON THE WEST COAST REMAIN ROBUST**
  - GDP, JOB, AND PERSONAL INCOME GROWTH IN ESSEX MARKETS CONTINUE TO OUTPACE THE NATION (p. 10, 11 & 16)
  - HIGH QUALITY JOB GROWTH IN ESSEX MARKETS SIGNIFICANTLY OUTPACED LOW PAYING JOBS, HELPING IMPROVE RENTAL AFFORDABILITY (p.12)
  - JOB OPENINGS AT LEADING TECH COMPANIES LOCATED ON THE WEST COAST ARE AT THE HIGHEST LEVEL IN YEARS (p.13)
  - PLANNED OFFICE EXPANSION BY LEADING WEST COAST TECH FIRMS SET TO CONTINUE FUELING JOB CREATION (p.14)
- **ESSEX'S WEST COAST MARKETS ARE EXPECTED TO GENERATE 3.1% RENT GROWTH IN 2019 (p.28)**

3

       WEST COAST FUNDAMENTALS  Meridian at MidtownSan Jose, CA

 WHY WEST COAST MARKETS?  *  LONG-TERM FAVORABLE SUPPLY/DEMAND DYNAMICS

CALIFORNIA'S CHRONIC HOUSING SHORTAGE

ESSEX PROPERTY TRUST, INC.

- IN THE U.S., 23 STATES HAVE PRODUCED ~7.3 MILLION TOO FEW HOUSING UNITS FROM 2000-2015
  - CALIFORNIA REPRESENTS NEARLY 50% OF THE HOUSING SHORTFALL AT ~3.4 MILLION UNITS


225,642
155,156
22,446
234,801
103,389
3,378,205
505,134
40,423
120,576
118,729
131,266
719,230
25,475
30,446
176,187
319,886
MA
329,035
RI
55,043
CT
126,152
MD
259,556
DC
6,081
215,936
UNDERPRODUCTION AS % OF 2015 HOUSING STOCK
2% - 5%
5.1% - 10%
10.1% - 15%
More Than 15%
No data

Source: Up for Growth National Coalition - Housing Underproduction in the U.S., April 2018

6

 Sources: Census, Essex, and Rosen  LIMITED SUPPLY IN ESSEX MARKETS  IN ESSEX’S CALIFORNIA SUBMARKETS, NEW SUPPLY AS A PERCENT OF STOCK HAS HISTORICALLY REMAINED BELOW 1% RELATIVE TO THE NATION, ESSEX’S CA MARKETS HAVE LESS HOUSING SUPPLY WITH BETTER JOB GROWTH  *  CA?WHY DON’T WE SAY CALIFORNIA?

THE RISING PREMIUM TO OWN VS. RENT IN ESSEX MARKETS

ESSEX PROPERTY TRUST, INC.

- CHRONIC HOUSING SHORTAGE AND TAX LAW CHANGES HAVE PUSHED THE COST TO OWN A MEDIAN PRICED HOME TO 78% ABOVE THE COST TO RENT IN ESSEX METROS



After-Tax Cost Premium to Own vs. Rent in Essex Markets
Cost Premium to own vs. rent in Essex markets
125%
100%
75%
50%
25%
0%
1998
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
78%
66%
49%
After-tax cost of home purchase, premium over cost to rent
Excluding impact of 2018 tax reform
20-year average



Essex Metros Have Created Over 5x More Jobs Than Housing Units This Cycle
New Jobs/Housing Units Per Year (2010-2018)
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
New Jobs
New Housing Units

Note: Cost premia based on median home prices, median rents and 30-yr fixed mortgage rates with 10% down payment and PMI. Tax impact based on marginal tax rates at median incomes.

Sources: RealPage, CoreLogic, Federal Housing Finance Agency (FHFA), Census Bureau, Bureau of Labor Statistics, Essex Property Trust

8

 2019 SUPPLY AS A % OF STOCK IS EXPECTED TO BE SIMILAR TO 2018 IN ESSEX SUBMARKETSDOWNTOWN MARKETS CONTINUE TO FACE HIGHER SUPPLY RISK; ONLY 9% OF ESS PORTFOLIO IS LOCATED DOWNTOWN  Source: Essex(1) Stock-Weighted as a % of total supply  ESSEX NEAR-TERM SUPPLY OUTLOOK  *

 *  GDP GROWTH IN ESSEX MARKETS EXCEEDS U.S. AND SELECT EAST COAST MARKETS  GDP IN ESSEX MARKETS GREW 33% FROM 2012-2017, WELL ABOVE THE NATIONAL AVERAGESTRONG GDP GROWTH SUPPORTS STRONG HOUSEHOLD EARNINGS GROWTH AND ATTRACTS NEW, HIGHLY-SKILLED WORKERS TO ESSEX METROS  Source: Department of Commerce’s Bureau of Economic AnalysisEssex market values are weighted by % of Total NOI as of fourth quarter 2018.Includes 383 U.S. Metros.   (1)  (2)

 WEST COAST JOB GROWTH  WEST COAST JOB GROWTH CONTINUES TO OUTPACE THE NATIONAL AVERAGE, LED BY SEATTLE AND SAN JOSE  Source: Bureau of Labor Statistics (not seasonally adjusted)(1) For those markets included in this graph which represent 99% of Essex’s NOI at the Company’s pro rata share as of 12/31/18.  *  ESS Portfolio Wtd. Avg.(1) = 2.1%  U.S. Avg.= 1.7%    ESS Market  Non-ESS Market

 *  JOB GROWTH IN ESS MARKETS – HIGH VS. LOW-WAGE INDUSTRIES  Source: BLSWeighted by ESS December 2018 year-to-date same-property scheduled rent.  IN 2018, JOB GAINS IN HIGH-PAYING INDUSTRIES SIGNIFICANTLY OUTPACED LOW PAYING JOBS, HELPING RENTAL AFFORDABILITYTHE SPREAD BETWEEN HIGH & LOW PAYING JOB GROWTH IS AS WIDE AS IT HAS BEEN IN THE LAST 4 YEARS

 *  JOB OPENINGS – TOP 10 TECH FIRMS  Sources: Company Websites and LinkedIn  JOB OPENINGS AT THE TOP 10 TECH FIRMS IS CURRENTLY OVER 23,700 POSITIONS, THE HIGHEST LEVEL IN THREE YEARS AND UP 49% COMPARED TO ONE YEAR AGO

ESSEX PROPERTY TRUST, INC.

WEST COAST TECH COMPANIES PRIMED FOR FURTHER GROWTH

- PLANNED OFFICE EXPANSION BY LEADING TECH COMPANIES IN ESSEX'S WEST COAST MARKETS IS APPROXIMATELY 2X THE REST OF THE NATION(1)
- SINCE MID-2018, TECH LEADERS HAVE PURSUED 33 MILLION SQUARE FEET OF EXPANSION IN ESSEX METROS, INCLUDING NEWLY-LEASED OFFICE SPACE, DEVELOPMENTS UNDER CONSTRUCTION, AND PLANNED CAMPUS GROWTH(2)
- THESE EXPANSIONS ARE POISED TO ADD MORE THAN 147,000 TECH INDUSTRY JOBS(3)

Expansions by Leading West Coast-Based Tech Companies


Planned & Newly Leased Square Feet (Millions)
35
30
25
20
15
10
5
0
Essex Metros
Rest of U.S.

Seattle

- Total new and planned expansions: 6.5Msf (29,000+ employees)
- *Examples of new & planned expansions: Amazon (CBD, Bellevue), Google (CBD), Microsoft (Redmond), Facebook (CBD, Redmond), Apple (NA), Uber (CBD)*

San Francisco Bay Area

- Total new and planned expansions: 25.0Msf (110,000+ employees)
- *Examples: Amazon (SF, Sunnyvale), Google (Mtn. View, SF, San Jose, Sunnyvale, San Bruno), Facebook (Menlo Park, Burlingame, Fremont, Mtn. View), Nvidia (Santa Clara), Salesforce (SF), Splunk (San Jose), LinkedIn (Mtn View), Dropbox (SF), Square (Oakland)*

Southern California

- Total new and planned expansions: 1.9Msf (8,000 employees)
- *Examples: Google (Westside Pavilion), Facebook (Playa Vista), Apple (Culver City, San Diego), Netflix (Hollywood), Spotify (DTLA), Amazon (Culver City)*

Sources: CBRE, CoStar, Cushman & Wakefield, company and press reports.

(1) Companies included: Adobe, Amazon, Apple, Dropbox, Facebook, Google, Microsoft, Netflix, Nvidia, Oracle, Salesforce, Splunk, Spotify, Square, and Uber.

(2) Square foot totals include office space leased in Q3-Q4 2018 for 2019 occupancy, space presently under construction, and campus expansions currently in planning.

(3) Job estimates based on historical ratio of 225 sqft/employee; however, recent trends in office density (~150-200sf/employee or lower) would imply higher new job totals.

14

 *  NET MIGRATION TRENDS TO/FROM SAN FRANCISCO HIGHLIGHT THE FLOW OF LABOR FROM THE EAST COAST TO THE WEST COAST  LINKEDIN WORKER MIGRATION TRENDS  Note: LinkedIn defines migration as a member changing their location on their LinkedIn profile. The maps reflect the cities the most LinkedIn members moved to and from in the past 12 months. For every 10,000 LinkedIn members in the San Francisco Bay Area, 5 moved to the city in the last 12 months from New York City.Source: LinkedIn Workforce Report, January 2019

 *  PERSONAL INCOME GROWTH IN ESSEX MARKETS CONTINUES TO OUTPACE THE NATIONIN 2018 & 2019, INCOME GROWTH IN ESSEX MARKETS IS EXPECTED TO GROW AT A 5.7% CAGR, 1.6% HIGHER THAN THE U.S. AVERAGE  WAGE GROWTH CONTINUES TO ACCELERATE  Sources: BEA, Rosen and Economy.com2018-2019 represents forecasted data using average of Rosen and Economy.com estimates.ESS markets weighted by December 2018 % of same-store NOI as of the fourth quarter 2018.  2018E-2019E      CAGR   ESS Markets  5.7%   U.S. Avg.  4.1%   Difference  1.6%

     *  DEMAND TO EXCEED SUPPLY IN ESSEX’S MARKETS  IN ESSEX’S MARKETS, WHERE HOME PRICES ARE GREATER THAN 3X THE NATIONAL AVERAGE, HOUSING DEMAND IS EXPECTED TO EXCEED SUPPLY RELATIVE TO OTHER MAJOR METROS IN 2019 AND 2020  Sources: National Association of Realtors, CoreLogic, and Essex*Essex Portfolio weighted by % of same-property revenueNew Home demand based upon a ratio of 2 forecast jobs to create one household (forecasts are ESS and Moody's). Total new supply based on ESS forecasts and total permits, assuming a 24 month completion lag; except U.S., which is based on forecast starts (permits and starts from Moody’s).

       Pinnacle at MacArthurSanta Ana, CA  INVESTMENT OVERVIEW AND CAPITAL STRUCTURE

CORE COMPETENCIES TO CREATE VALUE

ESSEX PROPERTY TRUST, INC.

ACQUISITIONS:
- Improve the NAV/share, cash flow/share and growth prospects of the Company



DEVELOPMENT:
- Develop high-quality tenant-desired apartment homes near transportation nodes



REDEVELOPMENT
- Focused on rent justified improvements to maximize NOI and value



CONDO OPTIONALITY:
- Potential value creation through ~9,000 condo convertible apartment homes in the Essex Portfolio



CO-INVESTMENT PLATFORM:
- Facilitates growth via private capital and provides attractive risk adjusted returns



PREFERRED EQUITY/SUBORDINATED DEBT: Opportunistically invest in high-quality development and stabilized assets in our existing markets


SAGE
Apartment Homes
408 252 2122

19

STRATEGIC CAPITAL ALLOCATION

ESSEX PROPERTY TRUST, INC.

KEY INVESTMENT TARGETS

- Improve portfolio growth through dispositions of select assets
- Utilize co-investment platform to optimize cost of capital
- Large discounts to NAV (>10%) would likely result in increased disposition activity
- Originate preferred equity transactions with conservative loan underwriting

FULL-YEAR 2019 INVESTMENT TARGETS

- Acquisitions of $200-$400 Million
- Dispositions of $300-$500 Million
- Preferred equity investments of $50-$100 Million


MARQUIS

Marquis
San Jose, CA
(2018 Acquisition)

20

   Based on initial occupancy.Total cost in millions including JV partners’ share. Includes only those projects under construction as of 12/31/18. Excludes land held for future development.Data as of 12/31/18.   OVER 85% OF OUR DEVELOPMENT PIPELINE BEGINS LEASING IN 2019  DEVELOPMENT PIPELINE UPDATE  *  500 FolsomSan Francisco, CA(JV Development Rendering)

 DISCIPLINED CAPITAL ALLOCATION PROCESS  *  DEALS MUST BE ACCRETIVE TO 3 METRICS:

 $22.3 Billion Total Capitalization  As of 12/31/18Consolidated portfolio only.   CAPITAL STRUCTURE & LIQUIDITY PROFILE  Debt Composition(1)  *

 STRONG CREDIT PROFILE  *  Source: Company DisclosuresUnsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.Net Indebtedness is total debt less unamortized premiums, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities at pro rata share.In Q1 ‘18, the definition of Adjusted EBITDA changed to Adjusted EBITDAre to match the NAREIT definition. Adjusted EBITDAre is reflected on a pro rata basis and excludes non-routine items in earnings and other adjustments as outlined on page S-17.1 of the supplemental financial information furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 30, 2019. Prior periods have not been restated to conform to the new definition.

   WELL LADDERED DEBT MATURITY SCHEDULE  % of Total Debt Maturing/Year  10.5%  12.3%  9.7%  12.3%  10.7%  7.1%  9.2%  9.8%  9.0%  1.2%  0.5%  7.7%  Debt Maturity Schedule(1)  (1) Data as of 12/31/2018. Excludes lines of credit.  Weighted Average Interest Rate  4.4%  5.0%  4.5%  3.4%  3.7%  4.0%  3.6%  3.5%  3.6%  4.1%  2.4%  3.9%  Weighted Average Interest Rate: 4.0%  *

       8th & RepublicanSeattle, WA  FINANCIAL PERFORMANCE AND 2019 GUIDANCE

 YEAR-TO-DATE 2019 SAME-PROPERTY REVENUE GROWTH  YEAR-TO-DATE SAME PROPERTY REVENUE GROWTH IS SLIGHTLY BELOW THE MIDPOINT OF OUR FULL-YEAR GUIDANCE RANGE WHICH IS CONSISTENT WITH OUR PLAN FOR THE YEARWE EXPECT GROWTH WILL BE BELOW THE MIDPOINT IN 1H19 AND HIGHER IN THE 2H19 DUE TO DIFFICULT OCCUPANCY AND OTHER INCOME COMPS FROM ONE YEAR AGO  *

 Source: Company DisclosuresCore FFO excludes acquisition costs and non-routine items.  *  2019 FULL-YEAR GUIDANCE -(UNCHANGED FROM INITIAL 2019 GUIDANCE)

2019 MSA LEVEL FORECAST

ESSEX PROPERTY TRUST. INC.

ESSEX PROPERTY TRUST, INC.

2019 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions

	Residential Supply (1)					Job Forecast (2)		Market Forecast (3)
Market	New MF Supply	New SF Supply	Total Supply	% of MF Supply to MF Stock	% of Total Supply to Total Stock	Est. New Jobs	% Growth	Economic Rent Growth
Los Angeles	11,750	6,000	17,750	0.8%	0.5%	55,700	1.2%	2.8%
Orange	3,500	4,500	8,000	0.9%	0.7%	20,350	1.2%	3.0%
San Diego	2,250	4,250	6,500	0.5%	0.5%	24,250	1.6%	3.6%
Ventura	500	750	1,250	0.8%	0.4%	4,450	1.4%	3.2%
So. Cal.	**18,000**	**15,500**	**33,500**	**0.7%**	**0.6%**	**104,750**	**1.3%**	**3.1%**
San Francisco	2,500	500	3,000	0.7%	0.4%	19,800	1.7%	3.2%
Oakland	3,500	4,000	7,500	1.0%	0.7%	18,150	1.5%	2.3%
San Jose	2,750	2,500	5,250	1.1%	0.8%	27,550	2.4%	3.6%
No. Cal.	**8,750**	**7,000**	**15,750**	**1.0%**	**0.7%**	**65,500**	**2.0%**	**3.1%**
Seattle	**9,000**	**8,000**	**17,000**	**1.8%**	**1.3%**	**45,900**	**2.6%**	**2.9%**
Weighted Average(4)	**35,750**	**30,500**	**66,250**	**1.0%**	**0.7%**	**216,150**	**1.8%**	**3.1%**

All data are based on Essex Property Trust, Inc. forecasts.

U.S. Macroeconomic Assumptions: 2019 G.D.P. Growth: 2.5% , 2019 Job Growth: 1.3%

(1) **New Residential Supply:** total supply includes the Company's estimate of multifamily deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Single-family estimates based on an average trailing 12-month single family permits. Multifamily estimates include a new methodological enhancement to reflect the impact of continued construction delays in Essex markets. The delay-adjusted estimates reduce scheduled 2019 units by approximately 8% to reflect the recent cadence of delays in project completions.

(2) **Job Forecast:** refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q over 4Q, expressed as total new jobs and growth rates.

(3) **Market Forecast:** the estimated rent growth represents the forecasted change in effective market rents for full year 2019 vs 2018 (excludes submarkets not targeted by Essex).

(4) **Weighted Average:** markets weighted by scheduled rent in the Company's Portfolio.

29

       Gas Company LoftsLos Angeles, CA(Renovation included the addition of rooftop amenity with pool)  Agora at South MainWalnut Creek, CA(2016 Development)  WEST COAST FUNDAMENTALS  EmmeEmeryville, CA    APPENDIX  AviaraMercer Island, WA

PROVEN HISTORY OF STRATEGIC CAPITAL ALLOCATION

ESSEX
PROPERTY TRUST, INC.

- OUR INNOVATIVE MANAGEMENT TEAM IS RESPONSIVE TO CHANGING MARKET DYNAMICS WITH THE ABILITY TO SOURCE AND STRUCTURE UNIQUE OPPORTUNITIES WITHIN THE MULTIFAMILY SPACE
- DISCIPLINED UNDERWRITING, RIGOROUS ANALYSIS, AND TOTAL RETURN DRIVEN

CAPITAL ALLOCATION – SELECT HIGHLIGHTS

2001	ESS becomes the first multifamily REIT to create a fund business (raises $250M of equity for Fund I).
2009	Acquires $106M of multifamily REIT unsecured bonds yielding 10.3% near the bottom of the market.
2010	Acquires and begins developing early in the cycle. Acquires over $1B of properties over next 2 years.
2014	Acquires BRE in a deal valued at $6B, creating the only public apartment REIT dedicated exclusively to West Coast markets.
2016	Increases investment in preferred equity and subordinated debt program due to attractive risk-adjusted returns relative to ground-up development.

CASE STUDY – 8th and Hope Transaction



Opportunistic asset sale given discrepancy between private market values and our cost of capital led to value creation for shareholders

Value Creation by:

- Acquired the property for $200M in 2015 and funded the transaction on a leverage neutral basis with common stock issued at a significant premium to Net Asset Value (NAV).
- Sold the property less than 4 years later for $220M, a 10% increase over the purchase price.
- The disposition sale price represented a mid-3% cap rate.
- Used proceeds to repurchase stock while trading at a discount to NAV and to repay debt

31

 INVESTMENT STRATEGY LEADS TO SUPERIOR TOTAL RETURNS  SUPERIOR VALUE CREATION FOR SHAREHOLDERS SINCE THE IPOHIGHEST TOTAL RETURN OF ALL PUBLIC U.S. REITS SINCE IPO IN 1994  Sources: S&P Global Market Intelligence, NAREITJune 1994 – December 2018   *  ESS CAGR: 16%  3,926%  1,253%  888%  786%  2018

 *  SINCE THE IPO, WE HAVE GENERATED COMPOUND ANNUAL DIVIDEND/SH AND TOTAL FFO/SH GROWTH OF 6.4% AND 8.2%, RESPECTIVELY(1)RAISED THE DIVIDEND EVERY YEAR SINCE THE IPO AND PAID ENTIRELY IN CASH  SIGNIFICANT DIVIDEND PER SHARE AND TOTAL FFO PER SHARE GROWTH  (1) Includes 2019 estimated growth.(2) 2019E Total FFO/share represents the midpoint of guidance as set forth in the earnings release for the fourth quarter of 2018.   (2)    Great Recession  FFO per share ↑ 127% since the Great Recession(1)

 *  SUPERIOR SAME-PROPERTY NOI & CORE FFO GROWTH THIS CYCLE   Source: Company Disclosures Peer average for Same-Property NOI and Core FFO growth includes four multifamily REITs (EQR, AVB, UDR, AIV)  SINCE 2010, ESSEX HAS ACHIEVED THE HIGHEST GROWTH AMONG THE PEERS IN CUMULATIVE SAME-PROPERTY NOI AND CORE FFO GROWTH WHILE SIGNIFICANTLY OUTPERFORMING THE PEER AVERAGE

LOS ANGELES PORTFOLIO

ESSEX PROPERTY TRUST, INC.

LOS ANGELES AREA MAP


Sherman Oaks
San Vicente Mountain
Universal City
Mount Hollywood
Glendale
North Arroyo
Highland Park
Brentwood
West Hollywood
Beverly Hills
Silver Lake
Los Angeles
Western Heights
Rosa Parks Fwy
Culver City
Santa Monica
East Los Angeles
View Park
Huntington Park
Inglewood
Lennox
El Segundo
Hawthorne
Lawndale
Manhattan Beach

Los Angeles	Totals
Units	10,660
Properties	49
Pro rata % of NOI	18.4%
SS Occupancy	96.6%

LOS ANGELES HIGHLIGHTS

- Median home prices increased 5.8%, year-over-year as of Nov 2018, increasing the economic incentive to rent
- Personal Income growth in 2018 of 6.0% improved rent affordability
- Google, Apple, and Netflix recently announced plans to expand in LA
- In the fourth quarter, LA had 2.5M SF of office space under construction, 51% of which is preleased

Market Data	U.S.	Los Angeles
Trailing 3-Month Job Growth	1.7%	1.4%
Personal Income Growth 2018(f)	3.9%	6.0%
Median Home Price[1]	$267,000	$600,000
Median Household Income[2]	$61,000	$77,000
Median Home Price to Median Household Income	4.4x	7.8x
Median Home Price YOY % Increase[1]	4.8%	5.8%

Sources: Axiometrics, CoreLogic, LinkedIn, CoStar, JLL Office Report, CBRE, Moody's, RCG, S&P Global Market Intelligence, BLS, NAR, Census and Essex Disclosures as of December 2018. Trailing 3 months ended December 2018.

(1) Home Prices and YOY % Increase as of November 2018. U.S. uses NAR 3Q18, which excludes condominiums.

(2) 2018 Estimated Median Household Income.

35

 ORANGE COUNTY PORTFOLIO  ORANGE COUNTY HIGHLIGHTS  Home prices are 8.1x the median income in Orange County compared to 4.4x in the US Job growth has slowed but the unemployment rate in Orange County was 2.8%, down 90bps from two years ago, and remains the lowest in Southern California  Market Data  U.S.  Orange County  Trailing 3-Month Job Growth  1.7%  0.3%  Personal Income Growth 2018(f)  3.9%  5.5%  Median Home Price(1)  $267,000  $719,000  Median Household Income(2)  $61,000  $89,000  Median Home Price to Median Household Income  4.4x  8.1x  Median Home Price YOY % Increase(1)   4.8%  2.7%  ORANGE COUNTY AREA MAP  *  Sources: Axiometrics, CoreLogic, LinkedIn, CoStar, JLL Office Report, CBRE, Moody's, RCG, S&P Global Market Intelligence, BLS, NAR, Census and Essex Disclosures as of December 2018. Trailing 3 months ended December 2018.Home Prices and YOY % Increase as of November 2018. U.S. uses NAR 3Q18, which excludes condominiums.2018 Estimated Median Household Income.  Do we need all these disclosures?

NORTHERN CALIFORNIA PORTFOLIO

ESSEX PROPERTY TRUST, INC.

NORTHERN CALIFORNIA HIGHLIGHTS

- Job and wage growth in our major Northern California markets continue to increase faster than the U.S.
- 2018 Personal income growth per capita increased 7.7% in San Jose
- 10,800 job openings from the top-10 tech firms in California as of 4Q18, a 24% increase year over year
- Approximately 12.3M sf of office space under construction in Northern California, 65% of which is pre-leased

Market Data	U.S.	San Francisco	San Jose
Trailing 3-Month Job Growth	1.7%	1.9%	3.2%
Personal Income Growth 2018(f)	3.9%	5.1%	7.7%
Median Home Price[1]	$267,000	$1,295,000	$1,050,000
Median Household Income[2]	$61,000	$118,000	$122,000
Median Home Price to Median Household Income	4.4x	11.0x	8.6x
Median Home Price YOY % Increase[1]	4.8%	0.5%	6.6%

NORTHERN CALIFORNIA AREA MAP


Valley
Tiburon
Sausalito
Albany
Berkeley
Orinda
Lafayette
Walnut Creek
Mount Diablo
Moraga
Alamo
Danville
Piedmont
Canyon
Oakland
Alameda
San Leandro
Tassajara
San Ramon
San Francisco
Daly City
Castro Valley
Hayward
Dublin
Pleasanton
South San Francisco
Pacifica
San Francisco Bay
Millbrae
Union City
Scarper Peak
Foster City
Moss Beach
Belmont
Bair Island
Fremont
Newark
El Granada
San Carlos
Redwood City
Menlo Park
Half Moon Bay
Coyote Creek
Palo Alto
Woodside
Stanford
Morena Sierra
Milpitas
Mountain View
Sunnyvale
East Foothills
San Jose
Cupertino
Campbell
Seven Trees
Saratoga
Los Gatos

Northern CA	Totals
Units	21,146
Properties	80
Pro rata % of NOI	41.2%
SS Occupancy	96.9%

Sources: Axiometrics, CoreLogic, LinkedIn, CoStar, JLL Office Report, CBRE, Moody's, RCG, S&P Global Market Intelligence, BLS, NAR, Census and Essex Disclosures as of December 2018. Trailing 3 months ended December 2018.

37

(1) Home Prices and YOY % Increase as of November 2018. U.S. uses NAR 3Q18, which excludes condominiums.

(2) 2018 Estimated Median Household Income.

SEATTLE PORTFOLIO

ESSEX
PROPERTY TRUST, INC.

SEATTLE AREA MAPS


Snohomish
Mukilteo
Mill Creek
North Creek
Lynnwood
Kingston
Woodway
Brier
Port Madison I.R.
Bothell
Lake Forest Park
Woodinville
Kingsgate
White
Puget Sound
Kirkland
Bainbridge Island
Seattle
Sammamish
Mercer Island
Newcastle
Issaquah
Bryn Mawr
East Renton Highlands
Renton
Tukwila
Mirrorn

Seattle	Totals
Units	11,820
Properties	55
Pro rata % of NOI	16.6%
SS Occupancy	96.7%

SEATTLE HIGHLIGHTS

- Seattle had 3.5% job growth in the trailing three month period ending December 2018, leading all Essex markets and more than double the U.S.
- There were roughly 12,900 job openings from the top 10 tech companies in Washington as of the fourth quarter 2018, representing a 80% increase year-over-year.
- 5.5M sf of office space under construction in Seattle, with nearly half pre-leased

Market Data	U.S.	Seattle
Trailing 3-Month Job Growth	1.7%	3.5%
Personal Income Growth 2018(f)	3.9%	6.5%
Median Home Price[1]	$267,000	$551,000
Median Household Income[2]	$61,000	$91,000
Median Home Price to Median Household Income	4.4x	6.1x
Median Home Price YOY % Increase[1]	4.8%	3.7%

Sources: Axiometrics, CoreLogic, LinkedIn, CoStar, JLL Office Report, CBRE, Moody's, RCG, S&P Global Market Intelligence, BLS, NAR, Census and Essex Disclosures as of December 2018. Trailing 3 months ended December 2018.

(1) Home Prices and YOY % Increase as of November 2018. U.S. uses NAR 3Q18, which excludes condominiums.

(2) 2018 Estimated Median Household Income.

38

       DEFINITIONS &RECONCILIATIONS

 *  DISCLAIMERS  SAFE HARBOR STATEMENT UNDER THE PRIVATE LITIGATION REFORM ACT OF 1995This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s financial guidance for the full-year 2019, its intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from the economic conditions, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information.While the Company’s management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; there may be a downturn in general economic conditions, the real estate industry, and the markets in which the Company’s communities are located; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; and those risks, special considerations, and other factors referred to in the Company’s quarterly reports on Form 10-Q, in the Company’s annual report on Form 10-K for the year ended December 31, 2018, and in the Company’s other filings with the Securities and Exchange Commission (“SEC”). All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this presentation.REGULATION G DISCLAIMERThis presentation contains certain non-GAAP financial measures within the meaning of Regulation G of the Securities Exchange Act of 1934. The Company’s definitions and calculations of such measures may differ from those used by other companies and, therefore, may not be comparable. The Company’s definitions of these terms and, if applicable, the reasons for their use and reconciliations to the most directly comparable GAAP measures are included in the Appendix.

PROJECTED EPS, FFO, AND CORE FFO PER DILUTED SHARE

ESSEX PROPERTY TRUST, INC.

With respect to the Company's guidance regarding its projected FFO and Core FFO for the first quarter of 2019, which guidance is set forth in the earnings release for the first quarter of 2019 on page S-14.1 of the earnings supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2019 Guidance Range (1)			
		1st Quarter 2019		Full-Year 2019	
	2018 Actuals	Low	High	Low	High
EPS - diluted	$ 5.90	$ 1.14	$ 1.24	$ 4.81	$ 5.21
Conversion from GAAP share count	(0.19)	(0.04)	(0.04)	(0.17)	(0.17)
Depreciation and amortization	7.95	2.00	2.00	8.01	8.01
Noncontrolling interest related to Operating Partnership units	0.18	0.04	0.04	0.17	0.17
Gain on sale of real estate	(1.08)	-	-	-	-
FFO per share – diluted	12.76	3.14	3.24	12.82	13.22
Expensed acquisition and investment related costs	-	-	-	0.01	0.01
Gain on sale of marketable securities	(0.01)	-	-	-	-
Unrealized losses on marketable securities	0.08	-	-	-	-
Interest rate hedge ineffectiveness	-	-	-	-	-
Gain on early retirement of debt from unconsolidated co-investment	(0.05)	-	-	-	-
Co-investment promote income	(0.30)	-	-	-	-
Income from early redemption of preferred equity investments	(0.02)	-	-	-	-
General and administrative and other, net	0.12	-	-	-	-
Insurance reimbursements and legal settlements, net	(0.01)	-	-	-	-
Core FFO per share - diluted	$ 12.57	$ 3.14	$ 3.24	$ 12.83	$ 13.23

(1) 2019 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

41

 *  RECONCILIATIONS OF NON-GAAP FINANCIALMEASURES AND OTHER TERMS  ADJUSTED EBITDAre RECONCILIATION The National Association of Real Estate Investment Trusts ("NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities. The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies. Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized" presented on page S-6 of the earnings supplement for the fourth quarter of 2018, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges. Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality. EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

 *  RECONCILIATIONS OF NON-GAAP FINANCIALMEASURES AND OTHER TERMS  ADJUSTED EBITDAre RECONCILIATION (CONTINUED)The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):  (1) Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.           Three Months EndedDecember 31, 2018  Net income available to common stockholders      $  117,820  Adjustments:            Net income attributable to noncontrolling interest      6,620    Interest expense, net(1)      52,132    Depreciation and amortization      120,597    Gain on sale of real estate and land      (39,617)    Gain on sale of co-investment communities      (10,569)    Gain on remeasurement of co-investment communities      (1,253)    Co-investment EBITDAre adjustments      23,590     EBITDAre      269,320            Gain on sale of marketable securities        (68)  Unrealized losses on marketable securities        5,585  General and administrative and other, net        6,171  Income from early redemption of preferred equity investments        (50)  Expensed acquisition and investment related costs        38  Adjusted EBITDAre      $  280,996

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

ESSEX PROPERTY TRUST, INC.

ENCUMBERED

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

FUNDS FROM OPERATIONS ("FFO")

FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as "Core FFO," to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company's core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles ("GAAP") and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs' calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company's calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 of the earnings supplement for the fourth quarter of 2018 in the section titled "Consolidated Funds From Operations".

INTEREST EXPENSE, NET

Interest expense, net is presented on page S-1 of the earnings supplement for the fourth quarter of 2018 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2018
Interest expense	$ 54,157	220,492
Adjustments:		
Total return swap income	(2,025)	(8,707)
Interest expense, net	$ 52,132	211,785

44

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

ESSEX PROPERTY TRUST, INC.

NET INDEBTEDNESS DIVIDED BY ADJUSTED EBITDAre

This credit ratio is presented on page S-6 of the earnings supplement for the fourth quarter of 2018 in the section titled "Selected Credit Ratios". This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-17.1 of the earnings supplement. The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the following table (Dollars in thousands):

Total consolidated debt, net	$	5,605,942
Total debt from co-investments at pro rata share		830,492
Adjustments:		
Consolidated unamortized premiums, discounts, and debt issuance costs		14,953
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs		4,120
Consolidated cash and cash equivalents-unrestricted		(134,465)
Pro rata co-investment cash and cash equivalents-unrestricted		(31,191)
Marketable securities		(209,545)
Net Indebtedness	$	6,080,306
Adjusted EBITDAre, annualized[1]	$	1,123,984
Other EBITDAre normalization adjustments, net, annualized[2]		(5,200)
Adjusted EBITDAre, normalized and annualized	$	1,118,784
Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized		5.4

(1) Based on the amount for the most recent quarter, multiplied by four.

(2) Adjustments made for properties in lease-up, acquired, or disposed of during the most recent quarter and other partial quarter activity, multiplied by four.

45

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

ESSEX PROPERTY TRUST, INC.

NET OPERATING INCOME ("NOI") AND SAME-PROPERTY NOI RECONCILIATIONS

Net Operating Income ("NOI") and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company's consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company's operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenue less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2018	Twelve Months Ended December 31, 2017
Earnings from operations	$ 109,412	$ 112,375	$ 450,128	$ 446,522
Adjustments:				
Corporate-level property management expenses	7,749	7,552	31,062	30,156
Depreciation and amortization	120,597	117,988	479,884	468,881
Management and other fees from affiliates	(2,371)	(2,647)	(9,183)	(9,574)
General and administrative	16,912	10,659	53,451	41,385
Expensed acquisition and investment related costs	38	415	194	1,569
NOI	252,337	246,342	1,005,536	978,939
Less: Non-same property NOI	(20,140)	(19,796)	(82,998)	(82,177)
Same-Property NOI	$ 232,197	$ 226,546	$ 922,538	$ 896,762

46

 *  PUBLIC BOND COVENANTSPublic Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, it may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the SEC.The ratios set forth on page S-6 of the earnings supplement for the fourth quarter of 2018 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated March 8, 2018, filed by the Company as Exhibit 4.1 to the Company's Form 8-K, filed on March 8, 2018. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.SECURED DEBTSecured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company’s total amount of Secured Debt is set forth on page S-5 of the earnings supplement for the fourth quarter of 2018.  RECONCILIATIONS OF NON-GAAP FINANCIALMEASURES AND OTHER TERMS

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

ESSEX PROPERTY TRUST, INC.

UNENCUMBERED NOI TO ADJUSTED TOTAL NOI

This ratio is presented on page S-6 of the earnings supplement for fourth quarter of 2018 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended December 31, 2018, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended December, 31, 2018 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliation." This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

	Annualized Q4 2018[1]
NOI	$ 1,009,348
Adjustments:	
NOI from real estate assets sold	(7,716)
Other, net [2]	(6,861)
Adjusted Total NOI	994,771
Less: Encumbered NOI	(260,420)
Unencumbered NOI	$ 734,351
Encumbered NOI	$ 260,420
Unencumbered NOI	734,351
Adjusted Total NOI	$ 994,771
Unencumbered NOI to Adjusted Total NOI	74%

(1) This table is based on the amounts for the most recent quarter, multiplied by four.

(2) Includes intercompany eliminations pertaining to self-insurance and other expenses.

48

NOTES